                   As filed with the Securities and Exchange Commission on July 22, 2002
                                                                                         Registration No. 333-_____

                                         SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549
                                              ----------------------

                                                      FORM S-8
                                               REGISTRATION STATEMENT
                                         Under The Securities Act of 1933
                                               ---------------------

                                            THE FIRST BANCSHARES, INC.
                              (Exact name of registrant as specified in its charter)

                  Mississippi                                                  64-0862173
              (State or other jurisdiction of                                 (I.R.S. Employer
               incorporation or organization)                                  Identification No.)

                                              6480 U.S. Hwy. 98 West
                                               Hattiesburg, MS 39402
                                                  (601) 268-8998
                       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                               ---------------------

                                            THE FIRST BANCSHARES, INC.
                                              1997 STOCK OPTION PLAN
                                             (Full title of the Plan)

                                                 DAVID E. JOHNSON
                                       Chairman and Chief Executive Officer
                                            THE FIRST BANCSHARES, INC.
                                              6480 U.S. Hwy. 98 West
                                               Hattiesburg, MS 39402
                                                  (601) 268-8998

       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                              ----------------------

                                                    Copies to:
                                            L. Keith Parsons, Esq.
                                            Watkins Ludlam Winter & Stennis, P.A.
                                            Post Office Box 427
                                            Jackson, MS 39205-0427

                                          CALCULATION OF REGISTRATION FEE

                                                        Proposed                Proposed
  Title of each class                                    Maximum                 Maximum
  of securities to be         Amount to be         Offering Price Per           Aggregate               Amount of
      registered               Registered1               Share2              Offering Price2        Registration Fee2
     Common Stock                62,799                  $12.14                 $762,380                  $70.14
   ($1.00 Par Value)

1This registration statement covers, in addition to the number of shares of Common Stock stated above, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

2Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (h), based on the book value per share of The First Bancshares, Inc. common stock, as of March 31, 2002.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART 11

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a)      The Annual Report of the Company on Form 10-K for its fiscal year ended December 31,
                  2001.

         (b)      All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above.

         (c)      The descriptions of the common stock of the Company contained in registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable. No expert or counsel has or will receive a contingent fee or a substantial interest in the Registrant.

Item 6. Indemnification of Directors and Officers.

Section 79-4-8.50 through 79-4-8.59 of the Mississippi Business Corporation Act (the “Act”) provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandate the indemnification of the Company’s directors under certain circumstances. The Company’s Articles of Incorporation also provide the Company with the power and authority to the fullest extent legally permissible under the Act to indemnify its directors and officers, persons serving at the request of the Company or for its benefit as directors or officers of another corporation, and persons serving as the Company’s representatives or agents in certain circumstances. Pursuant to such authority and the provisions of the Company’s Articles of Incorporation, the Company intends to purchase insurance against certain liabilities that may be incurred by it and its officers and directors. Reference is also made to the discussion in the Prospectus under the caption “Description of Securities -- Director Liability.”

The Articles of Incorporation of the Company contain a provision which, subject to certain exceptions described below, eliminates the liability of a director or officer to the Company or its shareholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including, without limitation, laws proscribing insider trading or manipulation of the market for any security.

Under its Bylaws, the Company must indemnify any person who becomes subject to a lawsuit or proceeding by reason of service as a director of the Company or the Hattiesburg Bank or any other corporation which the person served as a director at the request of the Company. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have the Company advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

Under the Bylaws, indemnification will be disallowed if it is established that the director appropriated, in violation of his duties, any business opportunity of the Company, engaged in acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law approved dividends or other distributions in violation of the Act, or engaged in any transaction in which the director derived an improper personal benefit. In addition to the Bylaws of the Company, the Act requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. The Act also provides that upon application of a director a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the Act.

The Board of Directors of the Company also has the authority to extend to officers, employees, and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended or intends to extend indemnification rights to all of its executive officers.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the Articles of Incorporation or Bylaws, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable. No restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

         4.1      The First Bancshares, Inc. 1997 Stock Option Plan.

         4.2      Amended and Restated Articles of Incorporation of The First Bancshares, Inc.*

         4.3      Bylaws of The First Bancshares, Inc.*

         5        Opinion of Watkins Ludlam Winter & Stennis, P.A.

         23.1     Consent of T.E. Lott & Company, independent public accountants.

         23.2     Consent of Watkins Ludlam Winter & Stennis, P.A. is contained in their opinion filed as Exhibit 5 to this Registration Statement.

         24       Power of Attorney of The First Bancshares, Inc. (included on signature page).

(*) These documents were filed as Exhibits 3.1 and 3.2 respectively, on Form S-1 (File No. 33-94288), and are hereby specifically incorporated by reference herein.

Item 9. Undertakings.

         The undersigned Registrant hereby undertakes:

         (a)      (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof)
                                    which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2)      That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hattiesburg, State of Mississippi, on July 18, 2002.

                                          THE FIRST BANCSHARES, INC.

                                          By:/s/ David E. Johnson
                                             ----------------------------------
                                               David E. Johnson
                                               Chairman & CEO

Each of the directors of the registrant and each other person whose signature appears below, by his execution hereof, authorizes David E. Johnson to act as his attorney in fact to sign, in his behalf individually and in each capacity stated below, and file all amendments and post-effective amendments to, the Registration Statement, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other applicable governmental/regulatory agencies, hereby ratifying and confirming all that David E. Johnson or his substitute or substitutes, may do or cause to be done by virtue hereof, and the Registrant hereby confers like authority to sign and file on its behalf.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                      TITLE                                DATE

/s/ David E. Johnson                        Chairman & CEO, Director        July 18, 2002
------------------------------------
David E. Johnson

/s/ J. Douglas Seidenburg                   Director                            July 18, 2002
------------------------------------
J. Douglas Seidenburg

/s/ Trent A. Mulloy                         Director                            July 18, 2002
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Trent A. Mulloy

/s/ John J. McGraw                          Director                            July 18, 2002
------------------------------------
John J. McGraw

                                            Director
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A.L. Smith

/s/ David W. Bomboy, M.D.                  Director                             July 18, 2002
------------------------------------
David W. Bomboy, M.D.

/s/ Ted E. Parker                           Director                            July 18, 2002
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Ted E. Parker

/s/ Andrew D. Stetelman                     Director                            July 18, 2002
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Andrew D. Stetelman

/s/ Dawn T. Parker                          Director                            July 18, 2002
------------------------------------
Dawn T. Parker

                                            Director
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Dennis L. Pierce

/s/ Ricky Gibson                            Director                            July 18, 2002
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E. Ricky Gibson

/s/ Fred A. McMurry                         Director                            July 18, 2002
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Fred A. McMurry

/s/ M. Ray Cole                             Director                            July 18, 2002
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M. Ray Cole

                                            Director                            July 18, 2002
------------------------------------
Perry E. Parker

EXHBIT 5

July 23, 2002

Board of Directors
The First Bancshares, Inc.
6480 U.S. Hwy. 98 West
Hattiesburg, MS 39402

Gentlemen:

We have acted as counsel for The First Bancshares, Inc., a Mississippi corporation (the “Company”) in connection with the filing of its Registration Statement on Form S-8 (the “Registration Statement”) for the registration of 62,799 shares of Common Stock, par value $1.00 per share, of the Company under the Securities Act of 1933. The Registration Statement is being filed in connection with the Company’s offering such shares pursuant to the Company’s 1997 Stock Option Plan (the “Plan”).

We have examined the Articles of Incorporation and the amendments thereto, Bylaws, Corporate Minutes and other corporate records and proceedings of the Company relating to its organization and present corporate status and such other corporate records and documents as we have deemed relevant for purposes of this opinion.

Based on the foregoing, it is our opinion that the shares of Common Stock, par value $1.00 per share, of the Company when issued and sold in accordance with the terms and conditions of the Plan will be legally issued, fully paid and non assessable shares of Common Stock of the Company.

This opinion is limited to the laws of the State of Mississippi and the federal laws of the United States of America.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Watkins Ludlam Winter & Stennis, P.A.

WATKINS LUDLAM WINTER & STENNIS, P.A.

EXHIBIT 23.1

We have issued our report dated January 28, 2002, accompanying the consolidated financial statements of The First Bancshares, Inc. incorporated by reference in the Annual Report of The First Bancshares, Inc. on Form 10-K of the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8.

T.E. Lott & Company
Columbus, Mississippi
July 22, 2002